For More Information:	NEWS RELEASE
Gary F. Hoskins, CFO
(704) 884-2263
gary.hoskins@citizenssouth.com

FOR IMMEDIATE RELEASE

CITIZENS SOUTH BANKING CORPORATION ANNOUNCES A

5.9% INCREASE IN SECOND QUARTER OPERATING EARNINGS PER SHARE

GASTONIA, NC, July 16, 2007. . . . . Citizens South Banking Corporation (NASDAQ: CSBC), the holding company for Citizens South Bank, announced that net income for the quarter ended June 30, 2007, amounted to $1.6 million, or $0.20 per diluted share, compared to $1.3 million, or $0.17 per diluted share, for the quarter ended June 30, 2006. This represents an increase of $243,000, or 18.0%, in net income year over year and an increase of $.03, or 17.6%, in earnings per diluted share. Operating earnings for the second quarter of 2007 amounted to $1.4 million, or $0.18 per diluted share, compared to $1.3 million, or $0.17 per diluted share, for the second quarter of 2006. This represents a 5.9% increase in diluted operating earnings per share for the second quarter.

Improved Loan Growth in the Second Quarter

After moderate loan growth during the first quarter of $3.5 million, outstanding loans increased by $20.3 million through the second quarter of 2007, representing an annualized increase of 7.9%. The $17.2 million increase in outstanding loans during the second quarter was primarily due to a $19.2 million increase in loan production during the second quarter and a normalization of loan payoffs which were abnormally high in the first quarter of 2007. The real estate market in the Charlotte, North Carolina area remains vibrant, but competition for quality borrowers remains fierce, resulting in highly competitive pricing for new loans.

Credit Quality Remains Strong

Credit quality continues to compare favorably with industry peers with nonperforming assets amounting to 0.39% of total assets at June 30, 2007, compared to 0.37% of total assets at June 30, 2006. At the same time, reserves for loan losses increased from $5.4 million, or 1.06% of total loans, at June 30, 2006, to $6.1 million, or 1.14% of total loans, at June 30, 2007. Net charge-offs amounted to $296,000 for the first half of 2007 compared to $255,000 for the first half of 2006.

Strong Core Deposit Growth

Core deposits, which include demand deposits, money market deposit accounts, and savings accounts, increased by $12.5 million, or 11.2% annualized, during the first half of 2007. During this period, management aggressively marketed core deposit products and executed incentive programs for opening new core deposit accounts. Total deposits increased at a slightly slower rate, growing by $20.7 million, or 7.4% annualized.

Moderate Margin Compression on a Linked-Quarter Basis

The margin compression experienced during the second half of 2006 stabilized somewhat in the first half of 2007. The Company’s net interest margin amounted to 3.14% for the second quarter 2007, representing a four basis point decrease on a linked-quarter basis. This compares favorably to declines of 14 basis points and 10 basis points, respectively, on a linked-quarter basis in the last two quarters of 2006. The continued flat to inverted yield curve, coupled with the competitive pressures for quality loans and local deposits were the primary reasons for the moderate margin compression. However, it should be noted that the Company is recovering a portion of the net interest margin through a reduced income tax provision provided by the reinvestment of taxable investments into tax-advantaged investments which have a higher tax-equivalent yield.

Favorable Operating Noninterest Income and Expense Trends

During the comparable quarters, noninterest operating income increased by $184,000, or 13.5%, to $1.5 million, while noninterest operating expense increased by $174,000, or 4.0%, to $4.5 million. The increase in noninterest operating income was primarily attributable to a $163,000 increase in fee income generated from mortgage lending activities. The mortgage banking area added several new originators during the past year and restructured its commission schedule for compensating originators on fee income rather than loan production. The increase in noninterest operating expense was primarily due to the addition of several loan production personnel hired during the past year. These additional personnel contributed to our strong loan growth in the second quarter of 2007.

In making the announcement, Kim S. Price, President and CEO, stated “We are especially proud to be able to continue our earnings growth momentum and positive credit quality measures during this flat yield curve and unstable credit environment. Our team continues to execute on our core community banking philosophy regardless of the environment. Also, we are fortunate to operate in the continually positive Charlotte geographic region that shows little to none of the stresses demonstrated in other markets nationally.”

General Information

Headquartered in Gastonia, North Carolina, Citizens South Bank was founded in 1904. Deposits are FDIC insured. At June 30, 2007, the Bank had approximately $755 million in assets with 14 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, and Union counties in North Carolina, and three loan production offices in Mecklenburg and Union counties in North Carolina, and York County, South Carolina. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol “CSBC”. The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company’s 1934 Securities Exchange Act filings with the SEC.

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2006, describe some of these factors.

-END-

Important Tables Follow

# # #

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

	Quarter ended June 30, 2007	Quarter ended June 30, 2006	Six months ended June 30, 2007	Six months ended June 30, 2006

Reconciliation of GAAP to non-GAAP Measures: Net income, as reported (GAAP)	$1,589	$1,347	$2,989	$2,534
Non-operating items:
(Gain)/ loss on sale of assets, net	(332)	(9)	(336)	47
Impairment of investments	162	-	162	-
Merger and integration related expense	-	-	-	57
Insurance proceeds, net	(112)	-	(112)	-
Related income taxes, excl. ins. proceeds (39%)	67	3	68	(40)
Net Operating Income	$1,374	$1,341	$2,771	$2,598

Noninterest income, as reported (GAAP)	$1,988	$1,369	$3,517	$2,783
Non-operating items:
(Gain)/ loss on sale of assets, net	(332)	(9)	(336)	47
Insurance proceeds, net	(112)	-	(112)	-
Operating Noninterest Income	$1,544	$1,360	$3,069	$2,830

Noninterest expense, as reported (GAAP)	$4,617	$4,281	$8,902	$8,827
Non-operating items:
Impairment of investments	(162)	-	(162)	-
Merger and integration related expenses	-	-	-	(57)
Operating Noninterest Expense	$4,455	$4,281	$8,740	$8,770

Per Share Data:
Average common shares outstanding, basic	7,750,385	8,049,042	7,810,089	8,053,954
Basic net income - GAAP	$0.21	$0.17	$0.38	$0.31
Basic net income - Operating	0.18	0.17	0.36	0.32
Average common shares outstanding, diluted	7,816,793	8,123,232	7,881,287	8,131,987
Diluted net income - GAAP	$0.20	$0.17	$0.38	$0.31
Diluted net income - Operating	0.18	0.17	0.35	0.32
Cash dividends declared	$0.08	$0.075	$0.16	$0.15
Period-end book value	10.69	10.24	10.69	10.24

Financial Ratios (annualized):
Return on average stockholders’ equity - GAAP	7.50%	6.37%	7.06%	6.05%
Return on avg. stockholders’ equity - Operating	6.48	6.34	6.55	6.19
Return on avg. stockholders’ equity - Tangible	10.29	10.25	10.38	10.01
Return on average assets - GAAP	0.86%	0.76%	0.81%	0.72%
Return on average assets - Operating	0.74	0.75	0.75	0.74
Return on average assets - Tangible	0.77	0.79	0.79	0.78
Efficiency ratio - GAAP	65.40%	65.04%	65.29%	67.40%
Efficiency ratio - Operating	67.33	65.13	66.28	66.73
Net interest margin	3.14%	3.41%	3.16%	3.41%
Average equity to average assets	11.44	11.90	11.51	11.97

Asset Quality Data:
Allowance for loan losses	$6,128	$5,414	$6,128	$5,414
Nonperforming loans	2,461	1,974	2,461	1,974
Nonperforming assets	2,910	2,653	2,910	2,653
Net charge-offs	225	129	296	255
Allowance for loan losses to total loans	1.14%	1.06%	1.14%	1.06%
Nonperforming loans to total loans	0.46	0.39	0.46	0.39
Nonperforming assets to total assets	0.39	0.37	0.39	0.37

Average Balances:
Total assets	$742,910	$710,799	$741,242	$706,683
Loans receivable, net of unearned income	512,746	487,137	512,247	480,045
Interest-earning assets	647,389	613,899	646,158	610,500
Deposits	576,250	495,004	570,490	490,332
Interest-bearing liabilities	608,380	583,864	605,888	579,606
Stockholders’ equity	84,967	84,613	85,342	84,564

At Period End:
Total assets	$755,486	$716,160	$755,486	$716,160
Loans receivable, net of unearned income	535,699	504,499	535,699	504,449
Interest-earning assets	668,138	626,109	668,138	626,109
Deposits	583,545	536,265	583,545	536,265
Interest-bearing liabilities	623,449	588,234	623,449	588,234
Stockholders’ equity	84,211	84,530	84,211	84,530

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)

ASSETS
Cash and due from banks	$11,244	$17,581
Interest-earning bank balances	1,900	8,640
Cash and cash equivalents	13,144	26,221
Investment securities available-for-sale, at fair value	67,833	65,326
Mortgage-backed securities available-for-sale, at fair value	65,167	60,691
Loans receivable, net unearned income	535,699	515,402
Allowance for loan losses	(6,128)	(5,764)
Loans receivable, net	529,571	509,638
Real estate acquired through foreclosure, net	449	139
Premises and equipment, net	18,361	18,287
Accrued interest receivable	3,348	3,236
Federal Home Loan Bank stock, at cost	3,223	3,581
Intangible assets	31,339	31,666
Bank owned life insurance	15,751	15,527
Other assets	7,300	9,058

Total assets	$755,486	$743,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Demand deposit accounts	$92,564	$90,540
Money market deposit accounts	129,561	117,632
Savings accounts	14,583	16,027
Time deposits	346,837	338,603
Total deposits	583,545	562,802
Borrowed money	78,699	85,964
Deferred compensation	5,172	5,724
Other liabilities	3,859	2,919
Total liabilities	671,275	657,409

Stockholders' Equity:
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued at June 30, 2007, and December 31, 2006, and 7,886,457 shares outstanding at June 30, 2007, and 8,111,659 shares outstanding at December 31, 2006	91	91
Additional paid-in-capital	68,592	68,578
Unallocated common stock held by Employee Stock Ownership Plan	(1,339)	(1,430)
Unearned compensation related to Recognition and Retention Plan	(1,117)	(1,139)
Retained earnings, substantially restricted	34,586	33,031
Accumulated unrealized loss on securities available-for-sale, net of tax	(1,787)	(991)

Treasury stock of 1,176,270 shares at June 30, 2007, and 951,068 shares at December 31, 2006	(14,815)	(12,179)
Total stockholders' equity	84,211	85,961

Total liabilities and stockholders' equity	$755,486	$743,370

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Interest income
Loans	$10,061	$9,193	$19,954	$17,697
Investment securities	691	499	1,359	991
Interest-bearing deposits	137	124	270	276
Mortgage-backed and related securities	696	667	1,367	1,383
Total interest income	11,585	10,483	22,950	20,347

Interest Expense
Deposits	5,591	4,216	10,931	7,944
Borrowed funds	922	1,053	1,900	2,090
Total interest expense	6,513	5,269	12,831	10,034

Net interest income	5,072	5,214	10,119	10,313
Provision for loan losses	330	280	660	565
Net interest income after provision for loan losses	4,742	4,934	9,459	9,748

Noninterest Income
Fee income on deposit accounts	693	736	1,347	1,414
Fee income on mortgage banking activities	277	115	510	193
Fee income on lending activities	133	141	242	312
Dividends on FHLB stock	46	57	96	111
Increase in cash value of bank-owned life insurance	178	167	387	414
Fair value adjustment on deferred compensation assets	21	(21)	58	43
Life insurance proceeds, net	112	--	112	--
Net gain / (loss) on sale of assets	332	9	336	(47)
Other noninterest income	196	165	429	343
Total noninterest income	1,988	1,369	3,517	2,783

Noninterest Expense
Compensation and benefits	2,363	2,201	4,706	4,580
Fair value adjustment on deferred compensation obligation	21	(21)	58	43
Occupancy and equipment expense	672	667	1,340	1,379
Professional services	153	134	276	304
Amortization of intangible assets	162	186	327	372
Impairment of investments	162	--	162	--
Merger and integration related expenses	--	--	--	57
Other noninterest expenses	1,084	1,114	2,033	2,092
Total noninterest expense	4,617	4,281	8,902	8,827

Income before income taxes	2,113	2,022	4,074	3,704

Provision for income taxes	524	675	1,085	1,170

Net income	$1,589	$1,347	$2,989	$2,534

Basic earnings per share	$0.21	$0.17	$0.38	$0.31
Diluted earnings per share	$0.20	$0.17	$0.38	$0.31

Basic average common shares outstanding	7,750,385	8,049,042	7,810,089	8,053,954
Diluted average common shares outstanding	7,816,793	8,123,232	7,881,287	8,131,987